UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2009

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is made pursuant to Item 5.02(d):

On July 9, 2009, the Board of Directors of the Registrant appointed Daniel J. Brestle a director, bringing the total number of board members to eleven. Mr. Brestle is an independent director and will also serve on the Board’s Compensation Committee.

Mr. Brestle most recently served as vice chairman and president of Estee Lauder Companies Inc. North America, a position he retired from in June 2009 after spending more than 30 years in leadership positions within the Lauder organization and its family of brands. During his tenure, he held numerous positions including chief operating officer and group president of the Company’s high growth specialty brands. Prior to these positions, he was president of the Estee Lauder Clinique and Prescriptives brands. Prior to Estee Lauder, Mr. Brestle held various positions of increasing responsibility in distribution, manufacturing and operations at Johnson & Johnson.

Mr. Brestle will be entitled to the compensation we offer our other non-employee directors, including an annual director’s fee of $50,000, an annual fee of $7,500 for service on the Compensation Committee and periodic grants of stock options and/or restricted stock under the Registrant's 2005 Stock Incentive Plan for Non-Employee Directors.  The annual fees for the first year will be prorated from the date of appointment. Mr. Brestle will also receive a grant of 5,000 shares of restricted stock upon joining the Board.

There are no arrangements or understandings pursuant to which Mr. Brestle was selected as a director of the Registrant.  There are no related party transactions between the Registrant and Mr. Brestle.

A copy of the press release announcing Mr. Brestle’s appointment is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

99.1	Press release of Registrant dated July 9, 2009, re Appointment of Daniel J. Brestle to its Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2009	DineEquity, Inc.

	By:	/s/ JOHN F. TIERNEY
Name: John F. Tierney
Title: Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Registrant dated July 9, 2009, re Appointment of Daniel J. Brestle to its Board of Directors